Exhibit 99.1

BRE Properties, Inc.

First Quarter 2005

Earnings Release and

Supplemental Financial Data

Evergreen Park Apartments 423 Units Redmond, Washington

BRE Properties, Inc.	Phone:	415.445.6530
44 Montgomery Street, 36th Floor	Fax:	415.445.6505
San Francisco, CA 94104	E-mail:	ir@breproperties.com

Investor contact: Edward F. Lange, Jr.

EVP and Chief Financial Officer

415.445.6559

Media contact: Thomas E. Mierzwinski

VP, Corporate Communications

415.445.6525

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this document contains forward-looking statements regarding BRE and property performance, and is based on BRE’s current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, future interest rate levels or capital market conditions. For more details, please refer to BRE’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q and 10-Q/A.

BRE Properties, Inc.

First Quarter 2005

Earnings Release and

Supplemental Financial Data

BRE PROPERTIES REPORTS FIRST QUARTER 2005 RESULTS

April 21, 2005 (San Francisco) – BRE PROPERTIES, INC., (NYSE:BRE) today reported operating results for the quarter ended March 31, 2005.

Funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $26.2 million, or $0.50 per diluted share, during first quarter 2005 as compared with $26.9 million, or $0.52 per diluted share for the quarter ended March 31, 2004. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this release.)

Net income available to common shareholders for the first quarter totaled $28.8 million, or $0.56 per diluted share, as compared with $11.6 million, or $0.23 per diluted share, for the same period 2004. First quarter 2005 results included a net gain on sale totaling $21.5 million, or $0.42 per diluted share. No property sales were recorded during first quarter 2004.

Adjusted EBITDA for the quarter totaled $49.3 million, as compared with $45.5 million in first quarter 2004. (A reconciliation of net income available to common shareholders to Adjusted EBITDA is provided at the end of this release.) For first quarter 2005, revenues totaled $75.5 million as compared with $67.2 million a year ago, which excludes revenues from discontinued operations of $2.0 million in the current period and $4.2 million in the prior period.

BRE’s year-over-year comparative earnings and FFO results were influenced by increased property-level same-store performance, income from acquisitions completed during 2004 and properties in the lease-up phase of development. First quarter 2005, same-store net operating income (NOI) increased 3.2% as compared with the 2004 period. (A reconciliation of net income available to common shareholders to NOI is provided at the end of this release.)

First quarter 2005 results also include income from the settlement of bankruptcy proceedings associated with VelocityHSI, Inc., totaling $1.0 million or $0.02 per share. VelocityHSI was an Internet business spun off by BRE in 2000, which later filed for bankruptcy. BRE was a creditor in the bankruptcy proceedings, which were finalized during first quarter 2005. The positive overall NOI variances were offset by: increased interest expense; increased G&A expenses; and preferred stock dividends on our Series D cumulative redeemable preferred stock that was issued in December 2004.

Interest expense increased to $18.1 million during first quarter 2005, from $15.7 million in first quarter 2004. The increase was primarily due to the issuance of $100 million in medium-term notes at the end of first quarter 2004, and an overall increase in average debt balances. General and administrative expense increased to $4.8 million in first quarter 2005 from $3.3 million in first quarter 2004. The year-over-year increase in G&A expense included anticipated amounts for the company’s long-term incentive compensation program, increased estimates for professional fees, and additional staffing expense. The G&A increase also included approximately $550,000 in audit and legal fees incurred during the first quarter, including fees related to the implementation of Sarbanes 404.

Level of Investment and NOI by Region

Quarter Ended March 31, 2005

Region	# Units	Gross Investment	% Investment	% NOI
Southern California	10,660	$1,258,577	48%	51%
Northern California	5,880	599,649	23%	24%
Mountain/Desert	4,382	383,306	14%	13%
Pacific Northwest	3,572	389,852	15%	12%

($ amounts in 000s) Total	24,494	$2,631,384	100%	100%

Acquisition activities during 2004 increased first quarter 2005 NOI by $3.5 million as compared with first quarter 2004. Development and lease-up properties generated $1.2 million in additional NOI during the quarter as compared with first quarter 2004 levels. Disposition activities during fourth quarter 2004 and first quarter 2005 reduced first quarter 2005 NOI $1.5 million as compared with first quarter 2004.

Same-Store Property Results

BRE defines same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 24,006 apartment units owned directly by BRE, same-store units totaled 20,470 for the quarter.

On a year-over-year basis, overall same-store operating results were affected by increased market rents and decreased real estate expenses, consistent with management’s expectations. Average same-store market rent for first quarter 2005 increased 2% to $1,125 per unit, from $1,100 per unit in first quarter 2004. Same-store physical occupancy levels averaged 93.8% during first quarter 2005 as compared with 94.1% in the same period 2004. Annualized resident turnover averaged 55% during the quarter as compared with 58% first quarter last year.

Same-Store % Growth Results

Q1 2005 Compared with Q1 2004

	% Change				# Units
	% NOI	Revenue	Expenses	NOI
L.A./Orange County, California	26%	6.3%	-1.4%	10.2%	4,901
San Diego, California	23%	5.5%	3.7%	6.2%	3,711
San Francisco, California	18%	-3.7%	-0.4%	-5.1%	3,035
Seattle, Washington	12%	-0.2%	1.0%	-0.9%	3,149
Sacramento, California	9%	-1.8%	-9.5%	2.4%	2,156
Phoenix, Arizona	6%	-2.0%	-2.5%	-1.6%	1,898
Denver, Colorado	6%	1.7%	-6.2%	6.1%	1,620

Total	100%	1.8%	-1.2%	3.2%	20,470

Same-Store Average Occupancy and Turnover Rates

	Physical Occupancy			Turnover Ratio
	Q1 2005	Q4 2004	Q1 2004	Q1 2005	Q1 2004
L.A./Orange County, California	94.7%	95.9%	93.2%	53%	56%
San Diego, California	94.4%	96.1%	94.6%	58%	59%
San Francisco, California	92.7%	93.0%	93.9%	50%	56%
Sacramento, California	93.2%	94.6%	93.2%	60%	71%
Seattle, Washington	93.3%	93.2%	95.1%	52%	53%
Phoenix, Arizona	94.0%	95.3%	96.1%	66%	60%
Denver, Colorado	92.7%	92.9%	92.8%	55%	55%

Average	93.8%	94.7%	94.1%	55%	58%

On a sequential basis, same-store NOI improved 0.8% during first quarter 2005, as compared with fourth quarter 2004. Sequential same-store revenue increased 1.6% and expenses increased 3.2%.

Acquisition and Development Activity

During first quarter 2005, BRE entered into a lease with a purchase option for Sterling Downs, a recently developed apartment community with 124 units in Chino Hills, California. Under the terms of the lease, the company has an option to purchase the property for an aggregate price of $26 million. At March 31, 2005, this lease-up community had physical occupancy of 80%. Due to the lease and option terms, the asset has been consolidated in accordance with GAAP. The company also acquired a parcel of land for the future development of 288 units located in Los Angeles, California. The land purchase totaled $32.5 million.

During first quarter 2005, the company had one additional community in the lease-up phase, Pinnacle Westridge, with 234, units located in Valencia, California. The community had average physical occupancy of 91% during the quarter.

BRE currently has five communities with a total of 1,312 units under construction, for a total estimated investment of $278.3 million, and an estimated balance to complete totaling $152.6 million. Expected delivery dates for these units range from fourth quarter 2005 through third quarter 2007. All development communities are in Southern California. At March 31, 2005, BRE owned four parcels of land, including the first quarter 2005 acquisition, representing 1,027 units of future development, for an estimated aggregate cost of $295.9 million upon completion. The land parcels are located in Northern and Southern California, and the Seattle, Washington metro area.

In addition, at March 31, 2005, the company had entered into agreements providing options to purchase or lease four parcels of land, and was actively pursuing local development approvals. Three sites are located in Northern California, representing 992 units of future development and an estimated total cost of $245.3 million. One site is located in Southern California, representing 320 units of future development, and an estimated cost of $77.2 million. Anticipated construction start dates range from the second half 2006 to the second half 2007.

Disposition Activity

During first quarter 2005, the company sold one apartment community: Scottsdale Cove, located in Scottsdale, Arizona. The sales price totaled $36.5 million, generating a net gain on sale of $21.5 million. The property was sold at a market capitalization rate of 5.0%; the property-level internal rate of return was 16%. At March 31, 2005, the company also had two properties classified as “held for sale,” both in Salt Lake City, Utah, with expected sale dates during second quarter 2005.

Financial and Other Information

At March 31, 2005, BRE’s combination of debt and equity resulted in a total market capitalization of approximately $3.5 billion, with a debt-to-total market capitalization ratio of 41%. BRE’s outstanding debt of $1.4 billion carried a weighted average interest rate of 5.8% for the quarter ended March 31, 2005. BRE’s coverage ratio of Adjusted EBITDA to interest expense was 2.7 times for the quarter. The weighted average maturity for outstanding debt is four and a half years. At March 31, 2005, outstanding borrowings under the company’s unsecured and secured lines of credit totaled $385 million, with a weighted average interest cost of 3.8%.

For first quarter 2005, cash dividend payments to common shareholders totaled $25.3 million, or $0.50 per share, which represents an increase of 2.5% over prior year per share dividend levels.

Earnings Outlook

At April 14th, 13 research analysts had contributed quarterly FFO estimates on BRE to First CallTM, a widely referenced source of consensus earnings. Current analyst estimates of BRE’s per share FFO for first quarter 2005 range from $0.47 to $0.51, for a consensus average of $0.49 per share.

For the year 2005, 15 analysts have contributed FFO estimates for BRE to First Call ranging from $2.04 to $2.25, for a consensus average of $2.17. Given current expectations and judgment, the company continues to believe that FFO estimates for 2005 should be maintained in a range of $2.17 to $2.27 per share, which includes litigation costs classified as Other Expenses that are estimated to range from $0.05 to $0.07 per share. BRE believes EPS estimates for 2005 should be maintained in a range of $1.30 to $1.45 per share to reflect a higher level of gains on the sale of properties. EPS estimates may be subject to fluctuation as a result of several factors, including timing of transactions and any gains or losses associated with disposition activity.

BRE expects FFO per share for the second quarter 2005 to range from $0.49 to $0.52, which includes litigation costs to be classified as Other Expenses that are estimated to range from $0.01 to $0.02 per share. BRE expects second quarter 2005 EPS to range from $0.27 to $0.30. The projected ranges for second quarter 2005 reflect sequential same-store NOI growth and a sequential decline in corporate G&A expense.

FFO and EPS estimates may be subject to fluctuation as a result of several factors, including any change to underlying operating fundamentals, the timing associated with acquisition and disposition activity, the incurrence of any unexpected charges, and any gains or losses associated with disposition activity.

Q1 2005 Analyst Conference Call

The company will hold a conference call on Friday, April 22 at 8:30 a.m. PDT (11:30 a.m. EDT) to review these results. The dial-in number to participate in the U.S and Canada is 888.290.1473; the international number is 706.679.8398. Enter Conf. ID# 5051125. A telephone replay of the call will be available April 22-May 22, 2005 at 800.642.1687 or 706.645.9291 international, using the same ID#. A link to the live webcast of the call will be posted on breproperties.com, in Investors, on the Corporate Profile page. A webcast replay will be available for 30 days following the call.

About BRE Properties

BRE Properties—a real estate investment trust—develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 85 apartment communities totaling 24,006 units in California, Arizona, Washington and Colorado. The company currently has nine other properties in various stages of development and construction, totaling 2,339 units, and joint venture interests in two additional apartment communities, totaling 488 units.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the Company’s capital resources, portfolio performance and results of operations, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “peeks” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intonations. The following factors, among others, could affect actual results and future events: defaults or non-renewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in affecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, liability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Rescue Code of 1986, as amended, and increases in real property tax rates. The Company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the Company’s subsequent filings with the Securities and Exchange Commission. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The company assumes no liability to update this information. For more details, please refer to the company’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on form 10-Q.

BRE Properties, Inc.

Financial and Operating Highlights

First Quarter 2005

(Unaudited; in thousands, except per share, ratio and community data)

	Quarters ended March 31,
OPERATING INFORMATION	2005	2004
		(Restated)(1)
Total revenues (2)	$75,469	$67,249

Net income available to common shareholders	$28,838	$11,599
Per diluted share	$0.56	$0.23

Funds from Operations (3)	$26,247	$26,859
FFO per diluted share	$0.50	$0.52

Other Expenses (4)	$448	$850
Other Expenses per diluted share	$0.01	$0.02

Dividends per share	$0.5000	$0.4875

Adjusted EBITDA (3)	$49,300	$45,543

Common dividends	$25,307	$24,448
Preferred dividends	$4,468	$2,183

Interest expense	$18,059	$15,677

Interest coverage ratio (5)	2.7	2.9

Fixed charge coverage ratio (5)	2.2	2.6

Same-store revenue increase/decrease	1.8%	0.2%
Same-store expense increase/decrease	-1.2%	11.0%
Same-store NOI increase/decrease	3.2%	-4.2%
Operating margins	68%	68%

CAPITALIZATION DATA	3/31/05	3/31/04
		(Restated) (1)
Net real estate investments	$2,531,283	$2,272,423
Total assets, gross	$2,884,457	$2,565,022

Total debt	$1,425,203	$1,255,545
Minority interest	$61,675	$38,862
Preferred stock (at liquidation preference)	$250,000	$175,000
Total shareholders’ equity	$1,051,494	$989,477

Common shares and units outstanding	51,795	51,090
Share price, end of period	$35.30	$34.32

Total market capitalization	$3,503,567	$3,183,954
Total book capitalization	$2,538,372	$2,283,884

Debt to total market capitalization	41%	39%
Debt to total book capitalization	56%	55%
Debt to total assets, gross	49%	49%
Secured debt to total assets	13%	12%

COMMUNITY INFORMATION	3/31/05	3/31/04
Operating communities:
Communities	87	86
Units	24,494	23,981

Communities under development:
Communities	9	8
Units	2,339	1,852

(1)	Refer to the Company’s Annual Report on Form 10-K for details regarding restatement of prior years’ financial statements.
(2)	Revenues reported exclude results from discontinued operations, partnership income and other income.
(3)	Please refer to Exhibit C for definitions and reconciliations of all non-GAAP financial measures presented in this package.
(4)	Other expenses represent Red Hawk Ranch litigation and consultant costs totaling $448K and $850K for the quarters ended March 31, 2005 and 2004, respectively.
(5)	Interest coverage represents ratio of Adjusted EBITDA to interest expense. Fixed charge coverage represents ratio of Adjusted EBITDA to interest expense plus preferred stock dividends.

BRE Properties, Inc.

Consolidated Balance Sheets

First Quarter 2005

(Unaudited, dollar amounts in thousands except per share data)

	March 31, 2005	March 31, 2004
		(Restated)
ASSETS

Real estate portfolio:
Direct investments in real estate:

Investments in rental properties	$2,568,723	$2,298,862
Construction in progress	125,686	96,695
Less: accumulated depreciation	(297,985)	(243,464)

	2,396,424	2,152,093

Equity interests in and advances to real estate joint ventures:
Investments in rental properties	10,175	10,338

Real estate held for sale, net	45,296	60,903

Land under development	79,388	49,089

Total real estate portfolio	2,531,283	2,272,423
Other assets	55,189	49,135

TOTAL ASSETS	$2,586,472	$2,321,558

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Unsecured senior notes	$848,092	$848,763
Unsecured line of credit	245,000	135,000
Secured line of credit	140,000	140,000
Mortgage loans	192,111	131,782
Accounts payable and accrued expenses	48,100	37,674

Total liabilities	1,473,303	1,293,219

Minority interests	61,675	38,862

Shareholders’ equity:

Preferred Stock, $0.01 par value; 10,000,000 shares authorized: 10,000,000 and 7,000,000 shares with $25 liquidation preference; issued and outstanding at December 31, 2004 and December 31, 2003, respectively.	100	70

Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 50,776,267 and 50,116,947 at March 31, 2005 and 2004, respectively.	508	501

Additional paid-in capital	1,050,886	988,906

Total shareholders’ equity	1,051,494	989,477

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,586,472	$2,321,558

BRE Properties, Inc.

Consolidated Statements of Income

Quarters Ended March 31, 2005 and 2004

(Unaudited, dollar and share amounts in thousands)

	Quarter ended 3/31/05	Quarter ended 3/31/04
		(Restated)
REVENUE

Rental income	$72,239	$64,262
Ancillary income	3,230	2,987

Total revenue	75,469	67,249

EXPENSES

Real estate expenses	24,178	21,771
Depreciation	18,220	13,651
Interest expense	18,059	15,677
General and administrative	4,760	3,310
Other expenses	448	850

Total expenses	65,665	55,259

Other income	1,204	307

Income before minority interests, partnership income and discontinued operations	11,008	12,297

Minority interests	(790)	(718)
Partnership income	145	165

Income from continuing operations	10,363	11,744

Discontinued operations:
Discontinued operations, net (1)	1,420	2,038
Net gain on sales	21,523	—

Total discontinued operations	22,943	2,038

NET INCOME	$33,306	$13,782

Dividends attributable to preferred stock	4,468	2,183

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$28,838	$11,599

Net income per common share - basic	$0.57	$0.23

Net income per common share - assuming dilution	$0.56	$0.23

Weighted average shares outstanding - basic (2)	50,595	50,065

Weighted average shares outstanding - assuming dilution (2)	51,330	50,500

(1)	Details of net earnings from discontinued operations. Quarter ended March 31, 2005 include results from the community sold during first quarter 2005 and the two communities classified as held for sale at March 31, 2005. Quarter ended March 31, 2004 include results from the community sold during first quarter 2005 and the two communities classified as held for sale at March 31, 2005 and the three communities sold during fourth quarter 2004.

	Quarter ended 3/31/05	Quarter ended 3/31/04
Rental and ancillary income	$2,057	$4,204
Real estate expenses	(637)	(1,301)
Depreciation	—	(865)

Income from discontinued operations, net	$1,420	$2,038

(2)	See analysis of weighted average shares and ending shares at page 14.

BRE Properties, Inc.

Consolidated Balance Sheets-Past Five Quarters

(Unaudited, dollar amounts in thousands except per share data)

	March 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004
			(Restated)	(Restated)	(Restated)
ASSETS

Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,568,723	$2,538,171	$2,441,375	$2,360,742	$2,298,862
Construction in progress	125,686	108,930	72,289	95,777	96,695
Less: accumulated depreciation	(297,985)	(280,498)	(273,849)	(257,548)	(243,464)

	2,396,424	2,366,603	2,239,815	2,198,971	2,152,093
Equity interests in real estate joint ventures:
Investments in rental properties	10,175	10,227	10,268	10,325	10,338

Real estate held for sale	45,296	60,383	60,325	60,606	60,903

Land under development	79,388	43,204	24,939	13,425	49,089

Total real estate portfolio	2,531,283	2,480,417	2,335,347	2,283,327	2,272,423

Other assets	55,189	38,524	47,174	55,126	49,135

TOTAL ASSETS	$2,586,472	$2,518,941	$2,382,521	$2,338,453	$2,321,558

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:

Unsecured senior notes	$848,092	$848,201	$848,352	$848,456	$848,763
Unsecured line of credit	245,000	187,000	218,000	160,000	135,000
Secured line of credit	140,000	140,000	140,000	140,000	140,000
Mortgage loans	192,111	203,365	130,016	130,735	131,782
Accounts payable and accrued expenses	48,100	58,053	42,114	46,313	37,674

Total liabilities	1,473,303	1,436,619	1,378,482	1,325,504	1,293,219

Minority interests	61,675	35,675	35,720	33,798	38,862

Shareholders’ equity:
Preferred stock	100	100	70	70	70
Common stock	508	504	503	502	501
Additional paid-in capital	1,050,886	1,046,043	967,746	978,579	988,906

Total shareholders’ equity	1,051,494	1,046,647	968,319	979,151	989,477

TOTAL LIABILITIES AND EQUITY	$2,586,472	$2,518,941	$2,382,521	$2,338,453	$2,321,558

BRE Properties, Inc.

Consolidated Statements of Income

Past Five Quarters

(Unaudited, dollar amounts in thousands)

	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004
			(Restated)	(Restated)	(Restated)
REVENUE

Rental income	$72,239	$68,063	$68,412	$67,260	$64,262
Ancillary income	3,230	3,190	3,294	3,174	2,987

Total revenue	75,469	71,253	71,706	70,434	67,249

EXPENSES

Real estate expenses	24,178	22,758	22,424	21,480	21,771
Depreciation	18,220	17,056	16,366	14,223	13,651
Interest expense	18,059	17,783	16,775	16,591	15,677
General and administrative	4,760	3,168	3,091	3,088	3,310
Other expenses	448	5,015	427	515	850

Total expenses	65,665	65,780	59,083	55,897	55,259

Other income	1,204	523	591	211	307

Income before minority interests, partnership income and discontinued operations	11,008	5,996	13,214	14,748	12,297

Minority interests	(790)	(602)	(576)	(613)	(718)
Partnership income	145	911	218	264	165

Income from continuing operations	10,363	6,305	12,856	14,399	11,744

Discontinued operations:
Discontinued operations, net (1)	1,420	2,426	1,827	2,021	2,038
Net gain on sales	21,523	19,925	—	—	—

Total discontinued operations	22,943	22,351	1,827	2,021	2,038

NET INCOME	$33,306	$28,656	$14,683	$16,420	$13,782

Dividends attributable to preferred stock	4,468	3,526	3,203	3,203	2,183

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$28,838	$25,130	$11,480	$13,217	$11,599

Net income per common share - basic	$0.57	$0.50	$0.23	$0.26	$0.23

Net income per common share - diluted	$0.56	$0.49	$0.23	$0.26	$0.23

Weighted average shares outstanding - basic	50,595	50,375	50,210	50,130	50,065

Weighted average shares outstanding - assuming dilution	51,330	51,320	50,895	50,560	50,500

(1) Details of earnings from discontinued operations, net:

	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004
Rental and ancillary income	$2,057	$3,998	$4,113	$4,236	$4,204
Real estate expenses	(637)	(1,275)	(1,403)	(1,344)	(1,301)
Depreciation	—	(297)	(883)	(871)	(865)

Income from discontinued operations, net	$1,420	$2,426	$1,827	$2,021	$2,038

BRE Properties, Inc.

Reconciliation of Funds from Operations (FFO), Capital Expenditures, and Continuing and Discontinued Operations

(In thousands, except per share, unit and per unit data)

CALCULATION OF FFO	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004
			(Restated)	(Restated)	(Restated)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$28,838	$25,130	$11,480	$13,217	$11,599
Add back/ exclude:
Depreciation from continuing operations	18,220	17,056	16,366	14,223	13,651
Depreciation from discontinued operations	—	297	883	871	865
Minority interests	790	602	576	613	718
Depreciation from unconsolidated entities	202	240	284	219	270
Net (gain) on sales	(21,523)	(19,925)	—	—	—
Less: Minority interests not convertible into common shares	(280)	(105)	(105)	(139)	(244)

FUNDS FROM OPERATIONS (1)	$26,247	$23,295	$29,484	$29,004	$26,859

Other expenses (2), (3)	$448	$5,015	$427	$515	$850

Weighted average shares and equivalents outstanding - assuming dilution	52,350	52,340	51,860	51,530	51,470

PER SHARE INFORMATION - ASSUMING DILUTION:

Funds from operations	$0.50	$0.45	$0.57	$0.56	$0.52
Other expenses (2), (3)	$0.01	$0.10	$0.01	$0.01	$0.02

(1)	Funds From Operations (FFO) is calculated in accordance with the White Paper adopted by the National Association of Real Estate Investment Trusts in October 1999 (as amended in April 2002). See Exhibit C for further definition.
(2)	Includes litigation and consulting costs incurred in connection with a construction defect lawsuit BRE is pursuing regarding the Red Hawk Ranch apartment community.
(3)	Includes a one-time charge totaling $4,080,000 during the fourth quarter of 2004, relating to the retirement of our chief executive officer.

CAPITAL EXPENDITURES	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004
Capital expenditures (4)	$1,076	$5,285	$6,453	$4,223	$2,009

Average apartment units in period	24,238	24,384	23,952	23,556	23,211
Capital expenditures per apartment unit in period	$44	$217	$269	$179	$87
Capital expenditures per apartment unit-trailing four quarters	$709	$752	$654	$502	$440

Revenue enhancing rehabilitation costs	$3,476	$8,039	$4,571	$4,168	$1,311

(4)	Represents capital expenditures, excluding rehabilitation costs and development advances. The company expenses certain improvements related to the operation of apartment communities, including carpet, window covering and appliance replacements.

RECONCILIATION OF CONTINUING AND DISCONTINUED OPERATIONS	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004	June 30, 2004	Mar. 31, 2004
			(Restated)	(Restated)	(Restated)
Revenues from continuing operations	$76,818	$72,687	$72,515	$70,909	$67,721
Revenues from discontinued operations	2,057	3,998	4,113	4,236	4,204

Total Revenues	$78,875	$76,685	$76,628	$75,145	$71,925

Real estate expenses-continuing operations	$24,178	$22,758	$22,424	$21,480	$21,771
Real estate expenses-discontinued operations	637	1,275	1,403	1,344	1,301

Total Real Estate Expenses	$24,815	$24,033	$23,827	$22,824	$23,072

Total Net Operating Income	$54,060	$52,652	$52,801	$52,321	$48,853

Depreciation from continuing operations	$18,220	$17,056	$16,366	$14,223	$13,651
Depreciation from discontinued operations	—	297	883	871	865

Total Depreciation	$18,220	$17,353	$17,249	$15,094	$14,516

BRE Properties, Inc.

“Same-Store” Markets Summary

For the Quarters ended March 31, 2005 and 2004

(Dollar amounts in thousands)

	No. of Units	Revenues			Expenses
		Q1 2005	Q1 2004	% Change	Q1 2005	Q1 2004	% Change
California
L.A./Orange County	4,901	$16,382	$15,415	6.3%	$5,100	$5,174	-1.4%
San Diego	3,711	14,093	13,359	5.5%	3,949	3,808	3.7%
San Francisco	3,035	11,226	11,663	-3.7%	3,390	3,405	-0.4%
Sacramento	2,156	6,097	6,207	-1.8%	1,981	2,188	-9.5%

Pacific Northwest
Seattle	3,149	8,688	8,707	-0.2%	3,200	3,170	1.0%

Mountain/Desert Markets
Phoenix	1,898	4,333	4,420	-2.0%	1,637	1,680	-2.5%
Denver	1,620	3,712	3,650	1.7%	1,217	1,297	-6.2%

Total Same-Store (1)	20,470	$64,531	$63,421	1.8%	$20,474	$20,722	-1.2%

	No. of Communities	No. of Units	Net Operating Income
			Q1 2005	Q1 2004	% Change	% of Total
California
L.A./Orange County	17	4,901	$11,282	$10,241	10.2%	26%
San Diego	13	3,711	10,144	9,551	6.2%	23%
San Francisco	9	3,035	7,836	8,258	-5.1%	18%
Sacramento	10	2,156	4,116	4,019	2.4%	9%

Pacific Northwest
Seattle	13	3,149	5,488	5,537	-0.9%	12%
Mountain/Desert Markets
Phoenix	5	1,898	2,696	2,740	-1.6%	6%
Denver	5	1,620	2,495	2,353	6.0%	6%

Total Same-Store (1)	72	20,470	$44,057	$42,699	3.2%	100%

“Non Same-Store” Summary	No. of Communities	No. of units	Net Operating Income
			Q1 2005	Q1 2004
Acquired properties (2)	7	1,683	4,088	599
Development properties (3)	3	788	2,260	1,043
Rehabilitation properties (4)	1	453	886	1,137
Discontinued operations (5)	3	928	1,420	2,903
Joint venture and other real estate income (6)	2	488	145	165
Other income	n/a	n/a	1,204	307

Total Non Same-Store	16	4,340	$10,003	$6,154

Less Properties Sold Q1 ‘05	(1)	(316)
Total All Units / NOI	87	24,494	$54,060	$48,853

(1)	Consists of stabilized properties owned by BRE for at least five full quarters, starting January 1, 2004.
(2)	Consists of NOI from properties acquired after January 1, 2004.
(3)	Consists of NOI from developed properties delivered or stabilized after January 1, 2004.
(4)	Consists of NOI from one property which is under rehabilitation.
(5)	Consists of NOI from one property sold during the first quarter and the two properties held for sale at March 31, 2005. For 2004 also includes NOI from three properties sold during 4Q ‘04.
(6)	Consists primarily of our percentage of net income derived from joint venture investments in rental properties.

BRE Properties, Inc.

“Same -Store” Operating Metrics

As of March 31, 2005 and 2004

	No. of Units	Market Rent per Unit (1)			Occupancy (2)		Turnover Ratio (3)
		Q105	Q104	% Change	Q105	Q104	2005	2004
California
L.A./ Orange Co.	4,901	$1,183	$1,131	5%	94.7%	93.2%	53%	56%
San Diego	3,711	1,364	1,316	4%	94.4%	94.6%	58%	59%
San Francisco	3,035	1,348	1,356	-1%	92.7%	93.9%	50%	56%
Sacramento	2,156	1,030	1,036	-1%	93.2%	93.2%	60%	71%

Pacific Northwest
Seattle	3,149	964	938	3%	93.3%	95.1%	52%	53%

Mountain/Desert Markets
Phoenix	1,898	809	785	3%	94.0%	96.1%	66%	60%
Denver	1,620	798	800	0%	92.7%	92.8%	55%	55%

Total/Average Same Store (4)	20,470	$1,125	$1,100	2%	93.8%	94.1%	55%	58%

(1)	Represents, by region, weighted average market level rents for the period.
(2)	Represents average physical occupancy for the quarter. Excludes properties in lease-up.
(3)	Represents the annualized number of units turned over for the period, divided by the number of units in the region.
(4)	Consists of stabilized properties directly owned by BRE for at least five full quarters, starting January 1, 2004.

“Non Same-Store” Operating Metrics

Acquisition, Development, Rehabilitation,

and Joint Venture Communities - Q105 (5)

	Number of Units						Market Rent/Unit	Average Occupancy
	ACQ	DEV	REHAB	JV	HFS	Total
California
L.A./ Orange Co.	1,260	788	—	—	—	2,048	$1,575	93.5%
San Francisco	—	—	453	—	—	453	1,374	78.8%
Sacramento	—	—	—	236	—	236	1,071	95.4%

Pacific Northwest
Seattle	423	—	—	—	—	423	1,081	81.1%

Mountain/Desert Markets
Phoenix	—	—	—	252	—	252	816	93.9%
Salt Lake City	—	—	—	—	612	612	748	93.8%

Total/Average Non-Same Store	1,683	788	453	488	612	4,024	$1,297	92.7%

Total/Average Portfolio						24,494	$1,154	93.3%

(5)	Consists of communities acquired and development properties delivered or stabilized after January 1, 2004, one community currently under rehabilitation, two communities classified as held for sale and two communities contributed to JV arrangements.

BRE Properties, Inc.

Debt Structure and Share Analysis as of March 31, 2005

(Dollar and share amounts in thousands)

	Balance Outstanding March 31, 2005	Average Life	For the quarter ended March 31, 2005
			Weighted Average Int. Rate	Percentage Total Debt	Percentage Gross Assets
FIXED RATE
Unsecured	$830,000	5.8 years	6.69%	58.2%	28.8%
Secured	148,189	5.9 years	6.63%	10.4%	5.1%

Total fixed rate debt	$978,189	5.8 years	6.68%	68.6%	33.9%

VARIABLE RATE DEBT

Unsecured Line of credit (1)	$245,000	1.1 years	4.25%	17.2%	8.5%
Secured Line of credit	140,000	3.2 years	2.90%	9.8%	4.9%
Debt subject to floating rate swaps (2)	38,724	0.4 years	5.46%	2.7%	1.3%
Secured tax-exempt mortgages	23,290	3.2 years	3.49%	1.6%	0.8%

Total variable rate debt	$447,014	1.9 years	3.89%	31.4%	15.5%

TOTAL DEBT	$1,425,203	4.6 years	5.81%	100.0%	49.4%

Ratio of debt to total market capitalization	41%

Interest expense coverage - YTD ’05	2.7	x

Fixed charge coverage - YTD ’05 (3)	2.2	x

SCHEDULED PRINCIPAL PAYMENTS

	Unsecured	Secured	Total
2005	$18,092	$22,294	$40,386
2006(4)	245,000	15,101	260,101
2007	200,000	14,223	214,223
2008(5)	—	161,881	161,881
2009	200,000	18,664	218,664
2010	—	32,581	32,581
2011	250,000	1,382	251,382
Thereafter	180,000	65,985	245,985

Total	$1,093,092	$332,111	$1,425,203

CAPITALIZED INTEREST

	Qtr. Ended 3/31/2005	Qtr. Ended 3/31/2004
Interest capitalized	$2,003	$1,866

SENIOR UNSECURED DEBT RATINGS

Moody's	Baa2	(stable	)
Standard & Poor's	BBB	(stable	)
Fitch	BBB	(stable	)

SUMMARY OF PREFERRED SHARES

	Qtr. Ended 3/31/2005	Qtr. Ended 3/31/2004
8.08% Series B, $25.00 per share liquidation pref.	3,000	3,000
6.75% Series C, $25.00 per share liquidation pref.	4,000	4,000
6.75% Series D, $25.00 per share liquidation pref.	3,000	—

	10,000	7,000

SUMMARY OF COMMON SHARES

	Qtr. Ended 3/31/2005	Qtr. Ended 3/31/2004
Weighted Average
Weighted average shares outstanding (6)	50,595	50,065
Weighted average OP units	1,020	970
Dilutive effect of stock options	735	435

Diluted shares - FFO (7)	52,350	51,470
Less: Anti-dilutive OP Units (8)	(1,020)	(970)

Diluted shares - EPS(9)	51,330	50,500

	As of 3/31/2005	As of 3/31/2004
Ending
Shares outstanding at end of period	50,776	50,117
OP units at end of period	1,019	973
Dilutive effect of stock options	735	435

Total	52,530	51,525

(1)	We have a revolving Line of credit providing up to $350 million currently priced at LIBOR plus 70 bp, maturing in April 2006.
(2)	We have three interest rate swap agreements with a notional amount aggregating $38.5 million that are used to assume a floating rate of interest on a portion of our fixed rate debt, maturing in 2005.
(3)	Represents interest expense and preferred stock dividend payment coverage for the quarter ended March 31, 2005.
(4)	Includes the scheduled maturity of our unsecured line of credit. At March 31, 2005, the outstanding balance was $245 million.
(5)	Includes the scheduled maturity of our secured line of credit. At March 31, 2005, the outstanding balance was $140 million.
(6)	Represents denominator for shares in the calculation of basic earnings per share.
(7)	Represents denominator for shares in the calculation of diluted FFO per share.
(8)	Under FAS 128, common share equivalents deemed to be anti-dilutive are excluded from the diluted earnings per share calculations.
(9)	Represents denominator for shares in the calculation of diluted EPS.

BRE Properties, Inc.

Development Communities and Land Held for Development

March 31, 2005

(Dollar amounts in millions)

CONSTRUCTION IN PROGRESS	Number of Units	Cost Incurred (1)	Estimated Cost	Balance to Complete	Estimated Completion (2)
The Heights
Chino Hills, CA	208	$30.8	$40.0	$9.2	4Q/2005
Bridgeport Cove
Santa Clarita, CA	188	21.4	40.5	19.1	3Q/2006
Galleria at Towngate
Moreno Valley, CA	268	16.9	39.5	22.6	3Q/2006
Renaissance at Uptown Orange
Orange, CA	460	37.3	104.1	66.8	3Q/2007
The Stuart at Sierra Madre Villa
Pasadena, CA	188	19.3	54.2	34.9	2Q/2007

Total CIP	1,312	$125.7	$278.3	$152.6

LAND UNDER DEVELOPMENT	Number of Units	Cost Incurred	Estimated Cost
Bay Vista Apartments
Emeryville, CA	224	$13.9	$60.0	3Q/2005
Belcarra Apartments
Bellevue, WA	320	22.3	71.4	2Q/2006
Denny Way Apartments
Seattle, WA	195	8.8	47.9	2Q/2006
5600 Wilshire
Los Angeles, CA	288	34.4	116.6	4Q/2005

Total LUD	1,027	$79.4	$295.9

Projected Composite Yield Upon Stabilization (4)	7.50% - 8.00%

LAND UNDER CONTRACT (5)	Number of Units	Cost Incurred (6)	Estimated Cost (7)	Estimated Const. Start
Anaheim, CA	320	$1.1	$77.2	2H/2006
Walnut Creek, CA	378	1.4	100.2	2H/2006
Santa Clara, CA	206	0.6	52.7	1H/2007
Pleasanton, CA	408	0.9	92.4	2H/2007

Total	1,312	$4.0	$322.5

(1)	Reflects all recorded costs incurred as of March 31, 2005, recorded on our consolidated balance sheet as “direct investments in real estate-construction in progress.”
(2)	“Completion” is defined as our estimate of when an entire project will have a final certificate of occupancy issued and be ready for occupancy. Completion dates have been updated to reflect our current estimates of receipt of final certificates of occupancy, which are dependent on several factors, including construction delays and the inability to obtain necessary public approvals.
(3)	Land under development represents projects in various stages of predevelopment, development and initial construction, for which construction or supply contracts have not yet been finalized. As these contracts are finalized, projects are transferred to construction in progress on our consolidated balance sheet.
(4)	Represents weighted average projected stabilized yield for construction in progress and land under development.
(5)	Land under contract represents land parcels for which we have signed a purchase and sale agreement and commenced the entitlement process, $500,000 of which is refundable at March 31, 2005.
(6)	Represents deposits, contractual costs, and entitlement expenses incurred to date.
(7)	Estimated costs for properties categorized as Land under Contract are subject to change during the process of entitlement.

BRE Properties, Inc.	Exhibit A
Sequential “Same-Store” Multifamily Markets Summary
Last five quarters

REVENUES

	Q1 2005	Q4 2004	Q3 2004	Q2 2004	Q1 2004
California
L.A./Orange County	0.9%	-0.6%	1.6%	3.2%	0.0%
San Diego	2.6%	-0.7%	0.0%	3.6%	-1.3%
San Francisco	1.6%	-4.6%	-1.5%	0.8%	2.4%
Sacramento	1.3%	-3.4%	0.5%	-0.2%	1.8%

Pacific Northwest
Seattle	1.8%	-4.1%	-0.2%	2.4%	1.3%

Mountain/Desert Markets
Phoenix	0.4%	-1.7%	-0.4%	0.1%	1.2%
Denver	1.7%	-4.8%	-3.2%	3.6%	-1.0%

Total Same Store	1.6%	-2.4%	-0.8%	1.7%	0.7%

EXPENSES(1)
	Q1 2005	Q4 2004	Q3 2004	Q2 2004	Q1 2004
California
L.A./Orange County	7.2%	-1.8%	-3.2%	-4.9%	8.0%
San Diego	10.4%	-1.5%	-0.9%	-3.7%	7.6%
San Francisco	-10.4%	8.9%	10.0%	-7.2%	-1.4%
Sacramento	1.9%	-3.3%	1.4%	-9.5%	8.0%

Pacific Northwest
Seattle	7.8%	-8.0%	5.8%	-3.8%	-0.7%

Mountain/Desert Markets
Phoenix	9.7%	-13.4%	3.4%	-0.2%	-3.1%
Denver	-6.6%	-10.4%	20.9%	-4.4%	-3.2%

Total Same Store	3.2%	-2.5%	6.8%	-4.8%	1.2%

NET OPERATING INCOME
	Q1 2005	Q4 2004	Q3 2004	Q2 2004	Q1 2004
California
L.A./Orange County	-1.7%	-0.1%	3.7%	7.1%	-3.5%
San Diego	-0.1%	-0.4%	0.3%	6.5%	-4.4%
San Francisco	7.9%	-10.4%	-5.7%	4.0%	4.1%
Sacramento	1.0%	-3.4%	0.1%	4.9%	-1.3%

Pacific Northwest
Seattle	-1.4%	-1.9%	-3.3%	5.9%	2.5%

Mountain/Desert Markets
Phoenix	-4.5%	5.8%	-2.6%	0.2%	3.9%
Denver	6.3%	-1.2%	-14.3%	7.8%	0.2%

Total Same Store	0.8%	-2.3%	-3.1%	5.2%	0.2%

(1)	Expenses fluctuate from quarter to quarter due to timing of repairs and maintenance, utililities and other items.

BRE Properties, Inc.	Exhibit B
Net Asset Value Calculation, Annualized Q1 2005
(Amounts in thousands, except per share data)

Overall portfolio capitalization rate: 6.00% (1)

	Calculation per Actual-Q1 ‘05	Adjustments		As Adjusted
Annualized revenues and expenses:
Current rental revenues	$288,956	978	(3), (4)	$289,934
Partnership and ancillary revenues (2)	13,500			13,500

Total real estate revenues	302,456			$303,434

Total real estate expenses	(96,712)	(195	)(3), (4)	(96,517)

Annualized real estate net operating income	$205,744	$1,173		$206,917

Real estate asset value	3,429,067			$3,448,617
Value of other assets:
Properties acquired @ 1.0x cost	—	26,292	(3)	$26,292
Construction in progress @ 1.10x cost	138,255	47,286	(3)	185,541
Land under development @1.10x cost	87,327			87,327
Receivables and other assets, tangible	42,542			42,542
Other liabilities and nonconvertible minority interest	(82,207)			(82,207)

Total value of other assets	$185,917	$73,578		$259,495

Value of all assets:
Real estate asset value	$3,429,067			$3,448,617
Value of other assets	185,917			259,495

Total asset value	$3,614,984			$3,708,112

Debt and preferred equity:
Mortgage loans	$192,111			$192,111
Unsecured senior notes	848,092			848,092
Unsecured line of credit	245,000			245,000
Secured line of credit	140,000			140,000
Perpetual preferred stock	250,000			250,000

Total debt and preferred	$1,675,203			$1,675,203

Current equity value	$1,939,781			$2,032,909

Common shares outstanding	50,776			50,776
Operating partnership units	1,019			1,019
Dilution from stock options	735			735

Diluted shares/OP units outstanding	52,530			52,530

CURRENT NET ASSET VALUE PER SHARE	$36.93			$38.70

1	Market cap rates	Current range
	San Francisco	5.00% - 5.50%
	San Diego	5.00% - 5.50%
	L.A. / Orange Co.	5.00% - 5.50%
	Sacramento	5.75% - 6.25%
	Seattle	5.50% - 6.00%
	Phoenix	5.50% - 6.00%
	Denver	5.75% - 6.25%
	Weighted average	5.25% - 5.75%

NAV Sensitivity
Cap Rate	$NAV / Share
5.75%	$41.55
5.50%	$44.67
5.25%	$48.08

1	The NAV calculation uses a cap rate of 6.00%, which is 50 basis points above the mid-point of our estimated composite range. Market cap rates are based on market transactional data in each operating region, compiled internally, and are updated on a semi-annual basis.
2	Excludes other income.
3	NOI adjusted for communities that did not generate full rental revenues for the period. Represents Pinnacle Westridge which was in lease up during the quarter, and Sterling Downs, which was acquired during the middle of the quarter. Westridge is added back to CIP at 1.10x of cost, and Sterling Downs is added back at cost.
4	Includes annualized 1Q ‘05 net operating income from the assets held for sale at March 31, 2005.

BRE Properties, Inc.	Exhibit C
Non-GAAP Financial Measure Reconciliations and Definitions
(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated property, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

	Quarter Ended 3/31/05	Quarter Ended 3/31/04
Net income available to common shareholders	$28,838	$11,599
Depreciation from continuing operations	18,220	13,651
Depreciation from discontinued operations	—	865
Minority interests	790	718
Depreciation from unconsolidated entities	202	270
Net gain on investments	(21,523)	—
Less: Minority interests not convertible to common	(280)	(244)

Funds from operations	$26,247	$26,859

Diluted shares outstanding - EPS (1)	51,330	50,500
Net income per common share - diluted	$0.56	$0.23

Diluted shares outstanding - FFO (1)	52,350	51,470
FFO per common share - diluted	$0.50	$0.52

(1)	See analysis of weighted average shares at page 14.

BRE Properties, Inc.	Exhibit C, continued
Non-GAAP Financial Measure Reconciliations and Definitions
(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from property dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA, other non-operating items described above.

Because EBITDA and Adjusted EBITDA exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of EBITDA and Adjusted EBITDA as measures of our performance is limited. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter ended 3/31/05	Quarter ended 3/31/04
Net income available to common shareholders	$28,838	$11,599
Interest	18,059	15,677
Depreciation	18,220	14,516

EBITDA	65,117	41,792
Minority interests	790	718
Net gain on sales	(21,523)	—
Dividends on preferred stock	4,468	2,183
Other expenses	448	850

Adjusted EBITDA	$49,300	$45,543

Net Operating Income (NOI)

We consider community level and portfolio-wide NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core property operations prior to the allocation of general and administrative costs. This is more reflective of the operating performance of the real estate, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Because NOI excludes depreciation and does not capture the change in the value of our communities resulting from operational use and market conditions, nor the level of capital expenditures required to adequately maintain the communities (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI consistently with our definition and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

	Quarter ended 3/31/05	Quarter ended 3/31/04
Net income available to common shareholders	$28,838.00	$11,599
Interest	$18,059.00	15,677
Depreciation	$18,220.00	14,516
Minority interests	$790.00	718
Net gain on sales	$(21,523.00)	—
Dividends on preferred stock	$4,468.00	2,183
General and administrative expense	$4,760.00	3,310
Other expenses	$448.00	850

NOI	$54,060	$48,853

Less Non Same-Store NOI	10,003	6,154

Same-Store NOI	$44,057	$42,699